UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On February 10, 2009, Helix BioMedix, Inc. (the “Company”) issued to 19 accredited investors convertible promissory notes in the aggregate principal amount of $3,240,000 (the “Notes”) and warrants to purchase an aggregate of 810,000 shares of the Company’s Common Stock at an exercise price per share equal to $1.00 (the “Warrants”). This issuance (the “Note and Warrant Offering”) was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended.

The Notes shall accrue interest at the rate of 8% per annum and are due and payable on July 1, 2011 unless (i) converted automatically (a) upon the consummation by the Company of an equity financing with proceeds to the Company of at least $7,500,000 (an “Equity Financing”), whereupon the Notes shall be converted automatically into shares of the Company’s capital stock issued in the Equity Financing at a price equal to the lesser of the per share price of the securities issued and sold in the Equity Financing and $1.00, or (b) upon the consummation of a sale of substantially all of the Company’s assets or a merger of consolidation of the Company in which the Company’s stockholders will hold, in the aggregate, less than 50% of the voting power of the combined entity, whereupon the Notes shall be converted automatically into shares of the Company’s common stock at a price equal to the lesser of the per share price attributed to the Company’s common stock in connection with such transaction and $1.00; (ii) converted voluntarily at and as of the maturity date into shares of the Company’s common stock at a price equal to $1.00; or (iii) the Company defaults under the Notes, in which event the Notes shall become immediately due and payable. The Vice President and Treasurer of Cardinal Court LLC, which purchased a Note in the principal amount of $2,000,000 and received a Warrant to purchase up to 500,000 shares of the Company’s Common Stock in the Note and Warrant Offering, is Frank T. Nickell, who beneficially owned approximately 26.1% of the Company’s outstanding Common Stock as of March 19, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Note and Warrant Offering described above, previously approved salary increases for the following executive officers of the Company were implemented effective January 1, 2008:

Name and Title	Adjusted Annual Salary
R. Stephen Beatty – President and Chief Executive Officer	$375,000
Dr. Timothy J. Falla – Vice President and Chief Scientific Officer	$265,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: February 12, 2009	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer